PRESS RELEASE

FOR IMMEDIATE RELEASE

                                     CONTACT:
                                     William S. Johnson
                                     Vice President and Chief Financial Officer
                                     Cabot Microelectronics Corporation
                                     630/375-6631



                     CABOT MICROELECTRONICS REPORTS RESULTS
                         FOR SECOND FISCAL QUARTER 2003

            REVENUE GREW 8.6% THIS QUARTER, UP 23.1% FROM A YEAR AGO


AURORA, IL, April 24, 2003 - Cabot Microelectronics Corporation (Nasdaq: CCMP), the leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, today reported financial results for its second fiscal quarter ended March 31, 2003.


Total revenue for the second fiscal quarter of 2003 was $62.2 million, up 8.6% on a sequential basis from $57.3 million in the prior quarter and up 23.1% from the second quarter a year ago. The majority of the increase from the prior quarter was due to higher sales volume in the Asia Pacific region, particularly Taiwan. On a product basis, the Company saw its most significant revenue growth this quarter from sales of its slurries for polishing copper, which represent the leading edge of CMP technology.


Gross profit in the second fiscal quarter of $30.4 million was up sequentially from $29.6 million. However, as a percentage of revenue, gross profit decreased from 51.7% last quarter to 48.9%. The percentage decline in gross profit resulted primarily from higher manufacturing costs incurred to meet increasing customer requirements for higher product quality and, to a lesser extent, new price arrangements in conjunction with certain broader strategic customer relationships. Gross profit in the year ago quarter was $25.3 million or 50.0% of revenue.



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CABOT MICROELECTRONICS REPORTS RESULTS FOR SECOND FISCAL QUARTER 2003
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Operating expenses of $16.8 million, consisting of research and development
(R&D), selling and marketing, and general and administrative expenses, were up sequentially by $1.2 million. The increase was mainly due to higher R&D spending on new product development. Operating expenses increased by $1.6 million from the year ago quarter, primarily due to increases in R&D efforts. The increase in R&D spending is consistent with the Company's strategy of investing to maintain its technology leadership.

Net income for the quarter was $9.1 million, compared to $9.3 million in the previous quarter and $7.0 million in the year ago quarter. Diluted earnings per share were $0.37 this quarter, compared to $0.38 in the previous quarter and $0.28 in the year ago quarter.

"We are pleased with our overall financial performance for the quarter in light of the continued difficult conditions in the semiconductor industry and global economy," stated Dr. Matthew Neville, Cabot Microelectronics, Chairman and CEO. "We continue to invest in R&D to maintain our technology leadership. In parallel with our historical technology focus, we are also increasing our emphasis on operations excellence in order to satisfy our customers' heightened performance requirements for our products to match their technology advances."

CONFERENCE CALL

Cabot Microelectronics' quarterly earnings conference call will be held today at 9:00 a.m. Central Time. The live conference call and a subsequent replay will be available via Webcast at www.cabotcmp.com. For assistance, call 1-630-499-2600. This press release, as well as the script of the conference call, will be available in the Investor Relations section of the company's web site at www.cabotcmp.com.

ABOUT CABOT MICROELECTRONICS

Cabot Microelectronics Corp., headquartered in Aurora, Ill., is the leading supplier of CMP slurries for polishing various materials used in semiconductor manufacturing processes. These products enable manufacturers of integrated circuits to make smaller, faster and more complex devices and improve their production processes. For more information about Cabot Microelectronics, visit www.cabotcmp.com or call 1-630-499-2600.

SAFE HARBOR STATEMENT

This news release may include statements that constitute "forward-looking statements" within the meaning of federal securities regulations. These forward-looking statements include statements related to future sales and operating results, company and industry growth and trends, growth of this market, international events, new product introductions and development of new products and technologies by Cabot Microelectronics. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause the actual results to differ materially from those described by these forward-looking statements. In particular, see "Risks Relating to Our Business" in Management's Discussion and Analysis in our quarterly report on Form 10-Q for the quarter ended



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CABOT MICROELECTRONICS REPORTS RESULTS FOR SECOND FISCAL QUARTER 2003
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December 31, 2002, and our Annual Report on Form 10-K for the fiscal year ended
September 30, 2002, both filed with the SEC. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.

                                      ###


[Tables to follow]




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CABOT MICROELECTRONICS REPORTS RESULTS FOR SECOND FISCAL QUARTER 2003
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CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)


                                                                       Quarter Ended                    Six Months Ended
                                                           ------------------------------------      -----------------------
                                                           March 31,    Dec. 31,      March 31,      March 31,     March 31,
                                                             2003         2002          2002            2003         2002
                                                           ---------    --------      ---------      ---------     ---------

     Revenue                                                $62,201      $57,273       $50,520       $119,474      $101,524

     Cost of goods sold                                      31,786       27,665        25,262         59,451        49,008
                                                           ---------    --------      ---------      ---------     ---------

           Gross profit                                      30,415       29,608        25,258         60,023        52,516

     Operating expenses:

        Research and development                              9,609        8,635         6,429         18,244        13,376

        Selling and marketing                                 2,554        2,578         2,370          5,132         4,728

        General and administrative                            4,595        4,368         5,397          8,963         9,281

        Litigation settlement                                     -            -         1,000              -         1,000

        Amortization of intangibles                              85           85            91            170           181
                                                           ---------    --------      ---------      ---------     ---------

           Total operating expenses                          16,843       15,666        15,287         32,509        28,566
                                                           ---------    --------      ---------      ---------     ---------

     Operating income                                        13,572       13,942         9,971         27,514        23,950

     Other income (expense), net                                 43           (5)         (151)            38          (468)
                                                           ---------    --------      ---------      ---------     ---------

     Income before income taxes                              13,615       13,937         9,820         27,552        23,482

     Provision for income taxes                               4,561        4,669         2,869          9,230         7,514
                                                           ---------    --------      ---------      ---------     ---------

           Net income                                       $ 9,054      $ 9,268       $ 6,951        $18,322       $15,968
                                                           =========    ========      =========      =========     =========


Basic earnings per share                                      $0.37        $0.38         $0.29          $0.75         $0.66
                                                           =========    ========      =========      =========     =========

Weighted average basic shares outstanding                    24,346       24,300        24,140         24,325        24,119
                                                           =========    ========      =========      =========     =========


Diluted earnings per share                                    $0.37        $0.38         $0.28          $0.75         $0.65
                                                           =========    ========      =========      =========     =========

Weighted average diluted shares outstanding                  24,593       24,579        24,583         24,589        24,558
                                                           =========    ========      =========      =========     =========


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CABOT MICROELECTRONICS REPORTS RESULTS FOR SECOND FISCAL QUARTER 2003
                                                                     PAGE 5 OF 5



CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

                                                                                    March 31,          September 30,
                                                                                       2003                2002
                                                                               -----------------     -----------------
                          ASSETS:
Current assets:
     Cash and cash equivalents                                                         $ 87,886              $ 69,605
     Accounts receivable, net                                                            28,147                26,082
     Inventories, net                                                                    22,869                21,959
     Other current assets                                                                 6,391                 5,637
                                                                               -----------------     -----------------
        Total current assets                                                            145,293               123,283

Property, plant and equipment, net                                                      128,461               132,264
Other long-term assets                                                                    2,672                 2,838
                                                                               -----------------     -----------------
        Total assets                                                                  $ 276,426             $ 258,385
                                                                               =================     =================


        LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
     Accounts payable                                                                   $ 9,961              $ 11,748
     Capital lease obligations                                                            1,639                 1,585
     Accrued expenses, income taxes payable and other current liabilities                16,957                17,238
                                                                               -----------------     -----------------
        Total current liabilities                                                        28,557                30,571

Long-term debt                                                                                -                 3,500
Capital lease obligations                                                                 8,126                 8,865
Deferred income taxes and other long-term liabilities                                     2,820                 1,943
                                                                               -----------------     -----------------
        Total liabilities                                                                39,503                44,879

Stockholders' equity                                                                    236,923               213,506
                                                                               -----------------     -----------------
        Total liabilities and stockholders' equity                                    $ 276,426             $ 258,385
                                                                               =================     =================